UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 13, 2009

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
 (Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Premier Wealth Management, Inc., Delaware corporation (the “Company”) has appointed Lindsay Held to serve as a member of the Company’s Board of Directors, effective July 13, 2009.

Mr. Held, age 43, is currently the Chief Executive Officer of Life Policy Traders, Inc., which is a licensed life settlement provider with offices in New Jersey, which position he has held since April of 2008.  Prior to joining Life Policy Traders, Inc., and since February of 2007, Mr. Held was employed by the Cantor LifeMarkets division of financial services leader, Cantor Fitzgerald, L.P., where he was a Vice President of Business Affairs and an Assistant General Counsel.  Prior to February 2007, Mr. Held was a transactional attorney and small business entrepreneur.

Mr. Held holds an M.B.A. in finance from The Wharton School of The University of Pennsylvania (’01) and obtained a J.D. from Columbia University School of Law (’91), where he was a Harlan Fiske Stone Scholar.  He received his B.A. degree from Dartmouth College, where he was Phi Beta Kappa and graduated Magna Cum Laude.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 16, 2009	PREMIER WEALTH MANAGEMENT, INC.
(Registrant)

By: /s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer